EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITOR


We consent to the inclusion in this Annual Report on Form 10-K of First Mutual Bancshares, Inc. for the year ended December 31, 2003 and to the incorporation by reference in the First Mutual Bancshares, Inc. 2000 Stock Option and Incentive Plan Registration Statement on Form S-8 filed July 7, 2000, of our report dated January 27, 2004.



Everett, Washington
March 29, 2004